CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151733 on Form S-8 of our report dated June 30, 2014, appearing in this Annual Report on Form 11-K of  Sun Advantage Savings and Investment Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 30, 2014